UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2008

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California		90024
(Address of principal executive offices)		(ZIP code)

Registrant’s telephone number, including area code:
(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Compensatory Arrangements of Certain Officers

On July 16, 2008, the Executive Compensation and Human Resources Committee of the Board of Directors of Occidental Petroleum Corporation authorized grants of incentive awards under the Company’s 2005 Long-Term Incentive Plan to the executive officers named in the Company’s 2008 Proxy Statement and other employees.  Dr. Irani and Messrs. Chazen, Morgan, Olson and de Brier received Return on Equity and Total Shareholder Return Incentive awards in the following target incentive and target performance share amounts: $29,250,000 and 204,546 shares; $13,000,000 and 90,910 shares; $1,300,000 and 9,091 shares; $2,600,000 and 18,182 shares; and $2,600,000 and 18,182 shares; respectively.

The forms of award agreements are attached as Exhibits 10.1 and 10.2.  The award agreement forms are substantially the same as the prior year’s except for the addition of two attachments, Attachment 1 – General Terms of Employment, and Attachment 2 – Arbitration Provisions.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits

10.1	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan Return on Equity Incentive Award (Cash-based, Cash-settled Award)

10.2	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan Total Shareholder Return Incentive Award Agreement (Equity-based, Equity and Cash-settled Award)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: July 22, 2008	/s/ Jim A. Leonard
Jim A. Leonard, Vice President and Controller
(Principal Accounting and Duly Authorized Officer)

EXHIBIT INDEX

10.1	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan Return on Equity Incentive Award (Cash-based, Cash-settled Award)

10.2	Occidental Petroleum Corporation 2005 Long-Term Incentive Plan Total Shareholder Return Incentive Award Agreement (Equity-based, Equity and Cash-settled Award)